UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 8, 2023

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-20728	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. 4th Street, Suite 401-412
Minneapolis, MN	55415
(Address Of Principal Executive Offices)	(Zip Code)

(612) 638-9100
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	QUMU	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Items under Sections 4 and 6 through 8 are not applicable and therefore omitted.

INTRODUCTORY NOTE

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 19, 2022, by Qumu Corporation, a Minnesota corporation (the “Company”), the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated December 17, 2022, with Enghouse Interactive, Inc., a Delaware corporation (“Parent”), and Cosmos Merger Sub, Inc., a Minnesota corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for the acquisition of the Company by Parent in an all-cash transaction, consisting of a tender offer (the “Offer”) for all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), followed by a subsequent merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent is a subsidiary of Enghouse Systems Limited (TSX: ENGH), a Canadian based software and services company founded in 1984 that serves a number of distinct vertical markets through its two business segments, each developing and selling enterprise-oriented applications software.

Item 1.02 Termination of Material Definitive Agreement.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

On February 8, 2023, the Company terminated that certain Loan and Security Agreement, dated April 15, 2022, as amended, among the Company, Qumu, Inc. and Silicon Valley Bank, and repaid all the outstanding obligations in respect of principal, interest and fees thereunder.

Additionally, at the Effective Time, the outstanding warrant to purchase 314,286 shares of Common Stock issued by the Company to HCP-FVD, LLC on October 21, 2016 was terminated by the Company’s payment of the required cash purchase price in accordance with such warrant and the outstanding warrant to purchase 100,000 shares of Common Stock issued by the Company to iStudy Co., Ltd. on August 31, 2018 was terminated unexercised in accordance with such warrant.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, Merger Sub commenced the Offer on January 6, 2023 to acquire all of the outstanding shares of Common Stock for a purchase price of $0.90 per share, net to the seller in cash, without interest and subject to any required tax withholding (the “Offer Price”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., New York City time, on February 6, 2023, and the Offer was not extended. Equiniti Trust Company, in its capacity as the depositary for the Offer, advised that, as of the expiration of the Offer, 13,934,904 shares of Common Stock were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 77.7% of all shares then issued and outstanding as of the expiration of the Offer. The number of shares of Common Stock tendered pursuant to the Offer satisfied the Minimum Condition. As the Minimum Condition and each of the other conditions of the Offer have been satisfied, Merger Sub accepted for payment all such shares of Common stock in accordance with the terms of the Offer.

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Following consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied, and on February 8, 2023, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), shares of Common Stock not purchased pursuant to the Offer (other than certain excluded shares as described in the Merger Agreement) were canceled and converted into the right to receive the Offer Price in cash, without interest and subject to any required tax withholding (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

●	each outstanding Company stock option, whether or not then exercisable or vested, was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the excess, if any, of the Merger Consideration over the per share exercise price applicable to such Company stock option, multiplied by the total number of shares subject to such Company stock option,

●	each outstanding award of restricted stock, restricted stock units and the earned portion of each performance stock unit award was vested as of immediately before the Effective Time and was canceled and converted into the right to receive an amount in cash, without interest and subject to any required withholding taxes, equal to the Merger Consideration, multiplied by the number of shares of Common Stock subject to such award, and

●	the unearned portion of each outstanding performance stock unit award, including the portion of each outstanding performance stock unit award relating to a 2023 performance period, was canceled.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 19, 2022, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 8, 2023, the Company notified the Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq file with the SEC a notification on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nasdaq filed the Form 25 with the SEC on February 8, 2023. The Common Stock was suspended from listing on the Nasdaq Stock Market after the close of trading on February 8, 2023. The Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 2.01, Item 3.01, Item 5.01, and Item 5.03 are incorporated herein by reference.

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Item 5.01 Changes in Control of Registrant.

The disclosures under the Introductory Note, Item 2.01, Item 3.03, Item 5.02 and Item 5.03 are incorporated herein by reference.

As a result of the consummation of the Offer and the Merger, there was a change in control of the Company, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures under the Introductory Note and Item 2.01 are incorporated herein by reference.

In connection with the consummation of the Merger and effective as of the Effective Time, each of Rose Bentley, Mary E. Chowning, Neil E. Cox, Daniel R. Fishback, Edward D. Horowitz, Kenan Lucas, and Robert F. Olson, the members of the Board of Directors of the Company (the “Board”) holding such positions immediately prior to the Effective Time resigned from the Board and from all committees thereof on which such directors served. These changes were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies, or practices. Additionally, effective as of the Effective Time, Rose Bentley, the Company’s Chief Executive Officer, and Thomas A. Krueger, the Company’s Chief Financial Officer, resigned from all director positions with the Company’s subsidiaries.

Pursuant to the Merger Agreement, as of the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. Information regarding the new directors has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, dated January 6, 2023.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s articles of incorporation, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Articles of Incorporation”). In addition, pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated December 17, 2022, by and among Enghouse Interactive, Inc., Cosmos Merger Sub, Inc., and Qumu Corporation (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2022).

3.1	Amended and Restated Articles of Incorporation of Qumu Corporation dated February 8, 2023.

3.2	Amended and Restated Bylaws of Qumu Corporation dated February 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

	By:	/s/ Rose Bentley
Rose Bentley
Chief Executive Officer

Date: February 8, 2023

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